EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

TippingPoint Technologies, Inc.:

We consent to the use of our report incorporated herein by reference from the TippingPoint Technologies, Inc. Annual Report on Form 10-K for the year ended January 31, 2003 and to the reference to our firm under the heading “Experts” in the prospectus.

                                /s/ KPMG LLP

Austin, Texas

December 17, 2003